Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conference

Chicago, IL (August 2, 2017)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conference:

J.P. Morgan Auto Conference 2017 J.P. Morgan Conference Center, New York, New York	August 9, 2017

Materials used during the presentation will be posted to the Company's website at www.lkqcorp.com in the Investor Relations section.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com